UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 6, 2017 (July 1, 2017)

Commission File Number 0-8084

Connecticut Water Service, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

(860) 669-8636
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

Completion of Acquisition of The Avon Water Company

As previously reported, on October 12, 2016, Connecticut Water Service, Inc. (“CTWS” or “Connecticut Water”) announced that it had reached an agreement to acquire The Avon Water Company ("AWC"), pending a vote of AWC shareholders, approval by the Connecticut Public Utilities Regulatory Authority (“PURA”) and the Maine Public Utilities Commission ("MPUC") and the satisfaction of other various closing conditions, pursuant to the terms of that certain Agreement and Plan of Merger dated October 11, 2016 as amended on March 29, 2017 between and among AWC, the Company, and WC-A I, Inc., the Company’s wholly-owned Connecticut subsidiary (the “Merger Agreement”). AWC serves approximately 4,800 customers in the Farmington Valley communities of Avon, Farmington, and Simsbury, Connecticut.

On February 10, 2017, Connecticut Water received regulatory approval from MPUC and on April 12, 2017, Connecticut Water received regulatory approval from the PURA to proceed with the transaction. The shareholders of AWC voted to approve the acquisition at a special meeting of AWC’s shareholders held on June 16, 2017.

Effective July 1, 2017, Connecticut Water completed the acquisition of AWC by completing the merger of Connecticut Water’s wholly-owned subsidiary WC-A I, Inc. with and into AWC, with AWC as the surviving corporation, pursuant to the terms of the Merger Agreement and Connecticut corporate law. Upon the effective time of the Merger, the holders of AWC’s 122,289 issued and outstanding shares of common stock became entitled to receive the following merger consideration for each share of AWC common stock held: (i) a cash payment of $50.11; and (ii) a stock consideration component, consisting of 3.97 shares of the common stock of Connecticut Water, without par value. The exchange will be commenced promptly by the issuance of a letter of transmittal and related materials by Connecticut Water’s exchange agent to the former shareholders of AWC.

The transaction was completed through a stock-for-stock exchange where AWC shareholders received Connecticut Water stock valued at approximately $27.9 million, in a tax-free exchange, and a cash payment of $6.1 million for a total payment to shareholders of $34.0 million. The transaction reflects a total enterprise value of approximately $40.1 million, with the $34.0 million paid to shareholders and the assumption by CTWS of approximately $6.1 million of debt of AWC.

News Release

On July 5, 2017, Connecticut Water issued a press release describing the completion of its acquisition of AWC. A copy of the press release dated July 5, 2017 is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits

The following document is filed herewith as an exhibit hereto:

(d)    Exhibits

99.1	Connecticut Water press release regarding the completion of Connecticut Water’s acquisition of The Avon Water Company, dated July 5, 2017, is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Connecticut Water Service, Inc. (Registrant)
Date: July 6, 2017	By: /s/ David C. Benoit David C. Benoit Senior Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Connecticut Water press release regarding the completion of Connecticut Water’s acquisition of The Avon Water Company, dated July 5, 2017, is filed herewith.